                                                                   EXHIBIT 10.16

                        EXCLUSIVE DISTRIBUTOR AGREEMENT

     This EXCLUSIVE DISTRIBUTOR AGREEMENT, including the attached Exhibits (the "Agreement"), is made and entered into as of November 20, 1998 (the "Effective Date"), by and between Somnus Medical Technologies, Inc., a Delaware corporation with offices at 285 North Wolfe Road, Sunnyvale, California ("Somnus"), and Carl Zeis Canada, a corporation with offices at 45 Valleybrook Drive, Ontario M3B3S6, Canada ("Distributor").

     A. Somnus is engaged in the business of manufacturing, distributing, and selling Products (as defined below) and desires to engage a marketing and distribution partner in the Territory (as defined below);

     B. Distributor desires to solicit orders for Products from customers in the Territory, and desires to be Somnus' sole marketing and distribution partner in the Territory for Products solely for use within the Field (as defined below); and

     C. Distributor desires to purchase, and Somnus desires to sell to Distributor, such Products for the purpose of resale to customers in the Territory; and

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

     1.  DEFINITIONS
         -----------

         1.1  "Affiliate" shall mean any entity which controls, is controlled by
               ---------
or is under common control with Somnus or Distributor. An entity shall be regarded as in control of another entity for purposes of this definition if it owns or controls more than fifty percent (50%) of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority).

         1.2  "Field" shall mean use of radiofrequency energy for the treatment
               -----
of upper airway medical conditions.

         1.3  "House Accounts" means those accounts in the Territory on attached
               --------------
Exhibit A.

         1.4  "Products" means those products listed in Exhibit B, as amended
               --------
from time to time. Products may be changed, discontinued or added by Somnus, at its sole discretion.

         1.5 "Territory" means the geographic area set forth in Exhibit C
              ---------
hereto, including any Territory and province under the direct governmental control of the government(s) of such geographic area.


[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     2.  GRANT OF DISTRIBUTION RIGHTS
         ----------------------------

         2.1  Appointment. Subject to the terms and conditions of this
              -----------
Agreement, Somnus hereby grants to Distributor the exclusive right to market, sell and distribute Products in the Territory solely for use in the Field. Distributor agrees not to market, promote or distribute any Product for use outside the Field or outside the Territory. Notwithstanding anything herein to the contrary, Distributor shall market, promote, sell, and otherwise distribute Products in accordance with all applicable law and regulations. Distributor's sole authority shall be to purchase Products from Somnus and to promote, market and resell such Products for delivery to customers in accordance with the terms of this Agreement. Distributor may authorize subdistributors to market, sell or distribute any Product in accordance with this Section 2.1, provided that Distributor obtains Somnus' prior written authorization for such assignment to subdistributors, and uses best efforts to ensure that such subdistributors comply with the applicable provisions of this Agreement.

         2.2  Reservation of Rights. Notwithstanding the exclusive rights to
              ---------------------
distribute and market granted under this Agreement, nothing in this Agreement will prevent Somnus from using the Products or intellectual property therein to make, have made, develop, sell, license, distribute and/or market new products. Somnus further reserves the right to market its products directly within the Territory. For direct sales to House Accounts (as listed on Exhibit A hereto), Somnus shall pay no compensation to Distributor. Somnus reserves the right to appoint other authorized distributors or resellers outside the Territory without restriction as to number and location, provided such other distributors or resellers are prohibited from selling in the Territory.

         2.3 No Rights Beyond Products. Nothing in this Agreement shall be
             -------------------------
deemed to grant to Distributor rights in products or technology other than the Products; nor shall any provision of this Agreement be deemed to restrict Somnus' right to exploit Products, or patents or any other intellectual property rights, outside the Field, outside the Territory or in products other than Products.

         2.4 Sale Conveys No Right to Manufacture or Copy. The Products are
             --------------------------------------------
offered for sale and are sold by Distributor subject in every case to the condition that such sale does not convey any license, expressly or by implication, to manufacture, duplicate or otherwise copy or reproduce any of the Products.

         2.5 Conflict of Interest. Distributor agrees that any efforts by
             --------------------
Distributor to sell competing products in the Territory would constitute a conflict of interest with respect to Distributor's obligations to market the Products, and Distributor warrants to Somnus that it does not currently represent or promote any lines or products that compete with the Products. During the term of this Agreement, in the event that Distributor represents, promotes or otherwise tries to sell within the Territory any lines or products that, in Somnus' judgment, compete with either the Products covered by this Agreement, or other Somnus products in the Field, Somnus shall have the right to terminate this Agreement upon thirty (30) days prior written notice to Distributor pursuant to Section 9.2 below.

         2.6 Changes to Territory. The Territory may be amended from time to
             --------------------
time by Somnus at its sole discretion. Somnus shall give Distributor thirty (30) days notice of any amendment to the Territory. Such amendment shall not significantly diminish or otherwise alter the nature of the territory.

     3.  PRICE AND PAYMENT
         -----------------

         3.1 Prices. The difference between Somnus' transfer price and
             ------
Distributor's price to its customers shall be Distributor's sole remuneration for the sale of the Products. The transfer price paid by Distributor for each Product shall be as set forth in Exhibit D. Additionally, the list price at or below which the Distributor shall be permitted to sell each Product also shall be as set forth in Exhibit D. List Price will be mutually agreed upon by Somnus and the Distributor. Distributor agrees not to sell products above the agreed upon list price.

         3.2 Price Changes. Somnus may revise the transfer prices on Exhibit D
             -------------
at any time upon thirty (30) days prior written notice to Distributor. Upon notice of a change in such prices and prior to the effective date of such change, Distributor shall have the right to order a quantity of Product greater than the amount already forecasted by the Distributor and as agreed to by Somnus in writing within thirty (30) days of the date on which Somnus notified Distributor of such change.

         3.3 Payment Terms. Distributor shall make payments to Somnus under this
             -------------
Agreement by wire transfer in United States dollars in immediately available funds to a bank account designated by Somnus. Except as provided in Section 4.2 below, payment for Products supplied hereunder shall be made net thirty (30) days after the date of shipment. Any payments due hereunder which are not paid on the date such payments are due shall bear interest at the lesser of one and one-half percent (1.5%) per month or the maximum rate permitted by California law, calculated on the number of days such payment is delinquent. In the event that Distributor's payments due hereunder are delinquent, Distributor shall provide Somnus with a letter of credit. This Section 3.3 shall in no way limit any other remedies available to Somnus.

         3.4 Taxes. Any and all amounts payable hereunder do not include any
             -----
government taxes (including without limitation, withholding, sales, use, excise, and value added taxes) or duties imposed by any governmental agency that are applicable to the export, import, or purchase of the Products (other than taxes on the net income of Somnus), and Distributor shall bear all such taxes and duties. When Distributor has the legal obligation to collect and/or pay such taxes, the appropriate amount shall be added to Somnus invoice and paid by Distributor, unless Somnus provides Distributor with a valid tax exemption certificate authorized by the appropriate taxing authority.

         4.  TERMS OF PURCHASE AND SALE
             --------------------------

         4.1 Terms and Conditions. All Product purchases hereunder shall be
             --------------------
subject to the terms and conditions of this Agreement. Nothing contained in any purchase order submitted pursuant to this Agreement shall in any way modify or add any terms or conditions to said purchases, unless otherwise agreed in writing by the parties.

         4.2 Initial Stocking Order. An initial stocking order placed by
             ----------------------
Distributor on the Effective Date is attached hereto as Exhibit E. Such initial stocking order will be Distributor's minimum performance requirements for the first calendar year of this Agreement.

         4.3  Forecasts and Cycle Counts.  Beginning on the Effective Date, and
              --------------------------
thereafter on or before the first day of each month, Distributor shall provide to Somnus a good faith, monthly written forecast of the number of units of each Product, on a Product-by-Product basis, that Distributor expects to purchase over the following twelve (12) months ("Forecasts"). Distributor shall submit purchase orders for Products in accordance with the number of units of Products forecasted in the first calendar month of each Forecast, and Somnus shall supply Products in accordance with the first calendar month of the Forecast. The parties acknowledge that the last eleven (11) calendar months included in each Forecast are for planning purposes only and shall not be binding upon the parties. Somnus reserves the right to assist Distributor in determining their forecast requirements to meet minimum stocking levels and to prevent overstocking of any product. Somnus and Distributor shall meet no less frequently than once per Calendar quarter to review Forecasts and cycle counts.

         4.4  Order and Acceptance. All orders shall be by means of signed
              --------------------
written purchase orders by an agent designated by Distributor to a Somnus employee designated by Somnus, sent to Somnus at Somnus' address for notice hereunder and requesting a delivery date that is consistent with the Forecasts and not less than thirty (30) days after Somnus' receipt of such purchase order. Orders shall be placed by a signed written purchase order which may be provided to Somnus by fax. Somnus shall use reasonable efforts to fulfill purchase orders submitted in accordance with Somnus' standard lead times, it being understood that no purchase order shall be binding upon Somnus until accepted by Somnus by fax or in writing. No partial shipment of an order shall constitute, the acceptance of the entire order, absent the written acceptance of such entire order. Distributor may cancel or reschedule purchase orders for Products only with Somnus' prior written approval, and may be subject to a penalty for any such cancellation.

         4.5  Invoicing. Somnus shall submit an invoice to Distributor upon
              ---------
shipment of each Product ordered by Distributor. Each such invoice shall state Distributor's aggregate and unit purchase price for Products in a given shipment, plus any freight, taxes or other costs incident to the purchase or shipment initially paid by Somnus but to be borne by Distributor hereunder.

         4.6  Shipping. All Products delivered pursuant to the terms of this
              --------
Agreement shall be suitably packed for surface or air shipment, in Somnus' discretion, in Somnus' standard shipping cartons, and delivered to Distributor or its carrier agent F.O.B. Somnus' manufacturing plant, or such other shipping location as Somnus may designate at its sole discretion, at which time risk of loss shall pass to Distributor. Somnus shall ship Products using the carrier specified in Distributor's purchase order provided that if Distributor does not provide instructions with respect to the carrier to be used, Somnus shall select the carrier. All freight, insurance, and other shipping expenses, as well as any special packing expenses, shall be paid by Distributor. Distributor shall also bear all applicable taxes, duties and similar charges that may be assessed against the Products after delivery to the carrier F.O.B. the shipping location. All shipments and freight charges shall be deemed correct unless Somnus receives from Distributor, no later than ten (10) days after the shipping date of a given shipment, a written notice specifying the shipment, the purchase order number, and the exact nature of the discrepancy between the order and shipment or discrepancy in the freight cost, as applicable.

         4.7  Product Returns. Except as set forth in Article 6 below,
              ---------------
Distributor may only return Products within [*] days of receipt. Such Products shall be subject to a restocking fee in an amount equal to [*] of the transfer price paid by Distributor to Somnus for such Products and shall be returned F.O.B. the destination point designated by Somnus. Products may not be returned to Somnus after more than [*] days.

     5.  ACCEPTANCE
         ----------

     Distributor shall inspect all Products promptly upon receipt thereof and may reject any Product that fails to conform to the warranties set forth in
Article 6 below at the time of delivery to Distributor, provided that Distributor complies with the provisions of Section 6.2 below. Except as set forth in Section 4.7, Article 5 and Article 6 below, Distributor shall return Products to Somnus only with Somnus' prior written approval.

     6.  WARRANTY
         --------

         6.1  Product Warranty. Somnus warrants to Distributor that at the time
              ----------------
of delivery to Distributor the Products purchased by Distributor shall (i) meet the specifications for the Products as the same may be amended from time to time, and (ii) be free from defects in materials or workmanship, all applicable laws in the place of manufacture. This warranty is contingent upon proper use of Products in the application for which they were intended as indicated in the Product label claims, and Somnus makes no warranty (express, implied, or statutory) for Products that are modified (except as expressly contemplated herein), or subjected to accident, misuse, neglect, unauthorized repair, or improper testing or storage.

         6.2  Exclusive Remedy. In the event that any Product purchased by
              ----------------
Distributor from Somnus fails to conform to the warranty set forth in Section
6.1 above or is recalled pursuant to Section 7.9.2, Distributor's sole and exclusive liability and Distributor's exclusive remedy shall be, at Somnus' sole election, to repair or replace the Product, or component thereof or credit Distributor's account for the amount actually paid for any such Product, or component thereof, provided that (i) Distributor promptly notifies Somnus in writing that such Product failed to conform and furnishes an explanation of any reported nonconformity and requests a return material authorization number; (ii) such Product is returned to Somnus by Distributor F.O.B. the address designated by Somnus during the warranty period with the return material authorization number affixed prominently to the outside packaging; and (iii) the reported nonconformities actually exist and were not caused by accident, misuse, neglect, alteration, repair or improper testing or storage. If such Product fails to so conform, Somnus will reimburse Distributor for shipment charges for return of the nonconforming Product.

         6.3 Exclusion of Other Warranties. EXCEPT FOR THE LIMITED WARRANTIES
             -----------------------------
PROVIDED IN SECTION 6.1 ABOVE, SOMNUS GRANTS NO OTHER

[**] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, BY STATUTE, IN ANY COMMUNICATION WITH DISTRIBUTOR OR ITS CUSTOMERS, OR OTHERWISE, REGARDING THE PRODUCTS OR VALIDITY OF SOMNUS' TECHNOLOGY, AND SOMNUS SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS. SOMNUS NEITHER ASSUMES NOR AUTHORIZES ANY OTHER PERSON TO ASSUME ANY OTHER LIABILITIES ARISING OUT OF OR IN CONNECTION WITH THE SALE OR USE OF ANY SOMNUS PRODUCT.

     7.  ADDITIONAL OBLIGATIONS OF DISTRIBUTOR
         -------------------------------------

         7.1  Marketing Approval. The Distributor and Somnus shall mutually
              ------------------
agree who is responsible for costs associated with preparation and filing of all regulatory documents, product clinical trials, registering, licensing and permits required to comply with the laws of regulations of the Territory for sale and distribution of Products. If either party determines that these costs are prohibitive to doing business within the Territory then the contract would be terminated.

         7.2  Minimum Performance Requirements. Distributor shall use reasonable
              --------------------------------
efforts to (i) maximize Product sales for use in the Field in the Territory and
(ii) ensure that Somnus gains appropriate market access in the Territory. During each calendar year Distributor shall meet the minimum performance requirements set forth in Exhibit F (collectively, "Minimum Performance Requirements"). If Distributor does not meet the Minimum Performance Requirements at any time during the Term, Somnus shall have the right to terminate Distributor's rights under this Agreement pursuant to Section 9.2 below. It is understood and agreed that notwithstanding any other provision of this Agreement, Somnus shall be under no obligation to continue the production of any Product. In the event that Somnus abandons or discontinues production of any Product, the Minimum Performance Requirements under this Section 7.2 with respect to such Product shall no longer apply to such Product.

         7.3  Inventory. Distributor shall maintain a quantity of each Product
              ---------
at all times during the Term (as defined in Section 9.1, below) of this Agreement as reasonably necessary in order to meet the demand of Distributor's customers and potential customers.

         7.4  Translation. Distributor shall at its cost provide any and all
              -----------
resources necessary to translate all required manuals, instructions, literature, and package insert data sheets for use in the Territory, and shall provide Somnus and the applicable regulatory authorities sufficient quantities of such materials to meet governmental and/or regulatory, and market support requirements.

         7.5  Reports. Distributor shall provide Somnus, within ten (10) working
              -------
days after the end of each calendar quarter, a general description of Distributor's activities in promoting the Products in the Territory during the previous calendar quarter. Such report shall also list all of Distributor's agents and employees engaged in the sales and marketing of the Products. Additionally, Distributor shall provide Somnus, within five (5) working days after the end of each month, a monthly inventory roll forward by product in units and in United States dollars, including, but not limited to, the following information: beginning inventory, sales in, sales out (including a listing of all product shipments by customer for each month), and ending inventory. Distributor shall also provide inventory aging and cycle count reports. Somnus, at Somnus' own expense with ten (10) days notice to Distributor, reserves the right to conduct a physical inventory, perform cycle counts, have independent auditors observe or perform the inventory, or otherwise request independent confirmation of Distributor's inventory. Further, Distributor shall provide Somnus with non-confidential financial reports on an annual basis unless mutually agreed otherwise in writing.

         7.6  Product Packaging and Labeling. Distributor shall not repackage
              ------------------------------
Products supplied to Distributor by Somnus hereunder without the prior written consent of Somnus. In addition, except for the addition of information required by applicable laws and regulations, Distributor shall not relabel Products supplied to Distributor by Somnus hereunder without the prior written consent of Somnus.

         7.7  Market Research. Distributor shall assist Somnus in assessing
              ---------------
customer requirements for the Products, including modifications and improvements thereto, in terms of quality, design, functional capability, and other features. Distributor shall advise Somnus on market conditions as reasonably requested by Somnus.

         7.8  Training. Distributor shall maintain knowledgeable sales and
              --------
marketing personnel to provide instructions to customers in the use of the Products. Distributor agrees that each of Distributor's employees or agents who will be selling or marketing any of the Products shall first, at Somnus' expense, attend a hands-on sales training session provided by Somnus with respect to the Products as set forth in Section 8.3, unless such training is waived in advance in writing by Somnus. Somnus reserves the right to limit the number of Distributor's personnel present at each training session.

    7.9  Other Reporting.
         ---------------

         7.9.1 Somnus shall provide, at Somnus' expense, within sixty (60) days after publication, copies of any and all articles, manuscripts, abstracts or other literature relating to the Products generated by investigators or others in the Territory in each case to the extent reasonably available to Somnus.

         7.9.2 Pursuant to the FDA's Medical Device Reporting (MDR) Regulations, Somnus may be required to report to the FDA information that reasonably suggests that a Product may have caused or contributed to the death or serious injury or has malfunctioned and that the device would be likely to cause or contribute to a death or serious injury if the malfunction were to recur. Each of Somnus and Distributor agree to supply to the other any such information promptly after becoming aware of it so that each of Somnus and Distributor can comply with governmental reporting requirements. It is understood and agreed that reporting to Somnus shall be within twenty-four (24) hours after notification to Distributor to enable Somnus to comply with FDA reporting requirements. In the event that Somnus is required by any regulatory agency to recall the Products or if Somnus voluntarily initiates a recall of the Products, Distributor shall cooperate with and assist Somnus in locating and retrieving if necessary, the recalled Products from Somnus' customers.

Distributor shall maintain records of sales of Products to customer by lot number, and/or Distributor shall make such records available to Somnus in the event of a Product recall or other quality related issue, upon reasonable request from Somnus. Distributor shall be responsible for obtaining all records of Distributor's sales to end users in the event of a Product recall or other quality related issue. During the time that the Products are commercially marketed, distributed, or sold by Distributor, Distributor also shall, within five (5) business days, forward all Product complaints which it receives to Somnus. Distributor shall make available to Somnus for inspection, Distributor's process and records for adverse event and other regulatory reporting purposes at mutually agreed upon times and further shall ensure that Distributor's processes comply with all applicable laws and regulations in the United States and the Territory.

         7.10  Business Obligations. Any and all obligations associated with
               --------------------
Somnus' business shall remain the sole responsibility of Somnus. Any and all sales and other agreements between Distributor and its customers are and shall remain Distributor's exclusive responsibility and shall have no affect on Somnus' obligations pursuant to this Agreement.

         7.11  Copyright and Trademark Protection. Distributor shall, at Somnus'
               ----------------------------------
request and at Somnus' expense, promptly notify Somnus of the requirements for copyright and trademark protection and registration for the Products in the Territory and at Somnus' request shall assist Somnus in fulfilling such requirements.

         7.12  Advertising and Promotions. Distributor shall be responsible for
               --------------------------
all Product marketing commitments and procedures in the Territory in the Field. Distributor shall list the Products in its catalogs and make such Products available to its customers. Distributor shall vigorously advertise and promote the Products and shall transmit Product information and promotional materials to its customers, as reasonably necessary in order to maximize Product sales in the Territory. Such advertising and promotion may take the form of, but shall not be limited to, magazine advertising, direct mail promotion, trade show displays, educational seminars and other activities related to promoting Products.

         7.13  Materials. Distributor shall provide to Somnus for purposes of
               ---------
review, comment and prior approval by Somnus all promotional, advertising, and educational materials and programs, package data sheets, and other literature relating to the Products at least thirty (30) days prior to the commercial release of such materials or commencement of such programs.

     8.  ADDITIONAL OBLIGATIONS OF SOMNUS
         --------------------------------

         8.1  Samples. Somnus at its discretion and at its Products expense
              -------
shall provide to Distributor samples of its Disposable Handpieces for Distributor's use in obtaining marketing approval.

         8.2  Promotional Materials. Somnus, at Somnus' expense, shall provide
              ---------------------
to Distributor English language samples of promotional support materials for the Products. Such materials shall include, without limitation, brochures and advertising literature.

         8.3  Training. Somnus will provide training for Distributor personnel
              --------
in connection with the marketing, sale, installation, maintenance and support of Products. All reasonable expenses, as determined by Somnus, incurred by Distributor's personnel in connection with all training including, without limitation, travel and lodging expenses, shall be borne by Somnus. Somnus reserves the right to limit the number of Distributor's personnel present at each training session. Training shall be conducted at mutually agreed facilities.

         8.4  Technical Support. During the Term of the Agreement, Somnus shall
              -----------------
provide technical support to Distributor in respect of the Products, as reasonably requested by Distributor; provided, however, that Somnus shall not be obligated to provide Distributor with more than eight (8) hours of such support during any calendar month. In the event Distributor reasonably requests more than eight (8) hours of technical support in a given month, Somnus shall have the right to receive payment with respect thereto, in accordance with its standard rates and conditions of support.

         8.5  Scientific and Technical Information. Somnus shall provide to
              ------------------------------------
Distributor scientific and technical information required to obtain and maintain registrations, licenses and permits required for sale and distribution of the Products in the Territory, or to respond to inquiries from customers, or governmental or regulatory authorities.

     9.  TERM AND TERMINATION
         --------------------

         9.1  Term. This Agreement shall become effective as of the Effective
              ----
Date and shall continue in full force and effect for a period of one (1) year from the Effective Date ("Initial Term"), unless earlier terminated in accordance with this Article 9. Thereafter, this Agreement will automatically renew for two additional renewal terms of one (1) year each (each a "Renewal Term"), unless earlier terminated by either party pursuant to this Article 9 below by written notice to the other party at least sixty (60) days prior to the expiration of the Initial Term or any Renewal Term. The Initial Term and Renewal Terms are referred to collectively herein as the "Term."

         9.2  Termination for Cause. In addition to Somnus' right to terminate
              ---------------------
this Agreement pursuant to Sections 2.5 or 7.2 above, either Somnus or Distributor may terminate this Agreement by written notice stating each party's intent to terminate in the event the other shall have breached or defaulted in the performance of any of its material obligations hereunder, and such default shall have continued for thirty (30) days after written notice thereof was provided to the breaching party by the non-breaching party.

         9.3  Termination for Bankruptcy. Either party may terminate this
              --------------------------
Agreement effective upon written notice to the other party in the event the other party declares bankruptcy or becomes the subject of any voluntary or involuntary proceeding under the U.S. Bankruptcy Code, foreign equivalent or state insolvency proceeding and such proceeding is not terminated within ten
(10) days of its commencement.

     9.4  Effect of Termination.
          ---------------------

          9.4.1 In the event of termination by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other, because of such termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of Somnus or Distributor. Expiration or termination of this Agreement for any reason shall not release any party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement. It is understood and agreed that monetary damages may not be a sufficient remedy for any breach of this Agreement and that the non-breaching party may be entitled to injunctive relief as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for any such breach of this Agreement, but shall be in addition to all other remedies available at law or in equity.

         9.4.2 Within ten (10) days after the effective date of termination of this Agreement, Distributor shall provide Somnus with a complete list of all individuals or entities that, during the ninety (90) days preceeding termination, Distributor had contacted regarding the purchase of a Somnus Generator (the "Prospects List"). With regard to any Generators sold by Somnus within sixty (60) days of termination to individuals or entities identified on the Prospects List, Somnus shall compensate Distributor [*] of the difference between the net sales price and the transfer price, (a "Commission"). Somnus' obligation to pay Distributor any such Commission is subject to and conditional upon Distributor's cooperation with any replacement Distributor. Somnus may withhold, for up to six (6) months, the payment of any Commission if Somnus determines that there may be sufficient credits or other adjustments which warrant such action. If Somnus is owed any amounts by Distributor, Somnus shall have the right, in its absolute discretion, to offset any Commission payable by Somnus to Distributor by such obligation owed to Somnus by Distributor.

         9.4.3 Within ten (10) days after the effective date of termination of this Agreement, Distributor shall use its reasonable efforts to provide Somnus with a complete inventory of unsold, resalable Products in the Territory, and in transit to Somnus from Distributor.

         9.4.4 Upon expiration or any termination of this Agreement, Somnus or its designee may, at its sole option, repurchase and Distributor shall sell to Somnus or its designee, all of Distributor's inventory of Products existing on the effective date of termination. The price of inventory repurchased upon termination of this Agreement pursuant to Section 9.2 shall be the transfer price paid by Distributor net of any prior price adjustment, credits or other allowances. If Somnus terminates this Agreement pursuant to Section 7.2 or 9.2, then a restocking charge of [*] of the repurchase price shall be added to the transfer price for Products repurchased upon termination. Products repurchased from Distributor by Somnus pursuant to this Section 9.6.3 shall be shipped promptly by Distributor, at Distributor's expense, to a location specified by Somnus. Aged inventory over 6 months will be valued at [*] of original transfer cost.


[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

         9.4.5 Upon expiration or any termination of this Agreement, Distributor shall transfer any ownership not then residing in Somnus of any and all Product authorizations, registrations, permits, and approvals of any kind with respect to Products and applications therefor, including without limitation marketing approval applications, and any other governmental approvals, registrations and the like to Somnus, at Somnus' cost and expense and shall execute such documents and perform such acts as may be necessary, useful, or convenient to perfect such transfer. It is understood that Somnus may use and disclose the foregoing for any purpose.

         9.4.6 Upon termination of this Agreement, Distributor will fill orders received by Distributor prior to the date of notice of such termination.

         9.4.7 Return of Materials. All trademarks, marks, trade names,
               -------------------
patents, copyrights, designs, drawings, formulas or other data, photographs, samples, literature, and sales and promotional aids of every kind relating to the Products shall remain the property of Somnus except those items Distributor has solely developed or translated. Effective upon the termination of this Agreement, Distributor shall cease to use all trademarks and trade names of Somnus.

         9.4.8  No Renewal, Extension or Waiver. Acceptance of any order from,
                -------------------------------
or sale of, any Product to Distributor after the date of termination of this Agreement shall not be construed as a renewal or extension hereof, or as a waiver of termination by Somnus.

         9.4.9  Survival of Certain Terms. The provisions of Articles 6, 10, 12,
                -------------------------
13, 14 and Sections 2.3, 2.4, and 9.4, shall survive the expiration or termination of this Agreement for any reason.

     10. CONFIDENTIALITY
         ---------------

         10.1  Confidential Information. Except as expressly provided herein,
               ------------------------
the parties agree that, for the term of this Agreement and for three (3) years thereafter, the receiving party shall not publish or otherwise disclose and shall not use for any purpose, except as expressly permitted herein any information furnished to it by the other party hereto pursuant to this Agreement which if disclosed in tangible form is marked "Confidential" or with other similar designation to indicate its confidential or proprietary nature, or if disclosed orally is confirmed as confidential or proprietary by the party disclosing such information at the time of such disclosure or within thirty (30) days thereafter ("Confidential Information"). Notwithstanding the foregoing, it is understood and agreed that Confidential Information shall not include information that, in each case as demonstrated by written documentation:

               a. was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

               b. was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

               c. became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement; or

               d. was subsequently lawfully disclosed to the receiving party by a person other than a party hereto or developed by the receiving party without reference to any information or materials disclosed by the disclosing party.

         10.2 Permitted Disclosures. Notwithstanding the provisions of Section
              ---------------------
10.1 above, each party hereto may disclose the other's Confidential Information to the extent such disclosure is reasonably necessary in prosecuting or defending litigation, complying with applicable governmental regulations, or submitting information to tax or other governmental authorities provided that if a party is required to make any such disclosure of another party hereto's Confidential Information, to the extent it may legally do so, it will give reasonable advance written notice to the latter party of such disclosure and will use its reasonable efforts to secure confidential treatment of such Confidential Information prior to its disclosure (whether through protective orders or otherwise). If the party whose Confidential Information is to be disclosed has not filed a patent application with respect to such Confidential Information, it may require the other party to delay the proposed disclosure (to the extent the disclosing party may legally do so), for up to thirty (30) days after receipt of written notice from the disclosing party of its intent to disclose, to allow for the filing of such an application. In addition, Somnus may disclose the existence of this Agreement and the terms and conditions hereof to advisors, prospective investors, and others under circumstances that reasonably ensure the confidentiality thereof.

     11.  TRADEMARKS AND TRADE NAMES
          --------------------------

         11.1 Marks. During the term of this Agreement, Distributor shall have
              -----
the right and agrees to, advertise and promote the Products in the Territory under Somnus' trademarks and trade names identified on Exhibit G as modified by Somnus pursuant to this Section 11.1 ("Marks"). Somnus reserves the right to modify Marks or substitute alternative marks for any or all of the Marks at any time upon ten (10) days prior written notice, provided that Somnus shall not modify the Marks unreasonably after the filing of the Marketing Approval Application. The rights granted under this Section 11.1 shall automatically terminate on termination or expiration of this Agreement. Somnus shall endeavor to register the Marks with the European Patent Office as trademarks in the appropriate classes and maintain the registrations of such Marks, and Distributor shall cooperate and upon Somnus' reasonable request, provide full information and reasonable assistance to Somnus in registering and maintaining the Marks, including without limitation providing evidence of use of the Marks as reasonably required to renew registrations or defend actions for cancellations.

         11.2  Use. Distributor shall not remove, modify, or obscure Marks
               ---
affixed to Products without the prior written consent of Somnus, unless required by law. Except as set forth in this Section 11.2, nothing contained in this Agreement shall grant to Distributor any right, title or interest in or to Marks whether or not specifically recognized or perfected under applicable laws of the Territory, and Distributor irrevocably assigns to Somnus all such right, title and interest, if any, in any Marks. At no time during or after the term of this Agreement shall Distributor challenge or assist others to challenge Marks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to Marks. All representations of Marks that Distributor intends to use shall first be submitted to Somnus for review of design, color, and other details or shall be exact copies of those used by Somnus. In addition, Distributor shall fully comply with all reasonable guidelines, if any, communicated by Somnus concerning the use of Marks.

         11.3  Foreign Corrupt Practices Act. In conformity with the United
               -----------------------------
States Foreign Corrupt Practices Act and with Somnus' established corporate policies regarding foreign business practices, Distributor and its employees and agents shall not directly or indirectly make any offer, payment, promise to pay, or authorize payment, or offer a gift, promise to give, or authorize the giving of anything of value for the purpose of influencing an act or decision of an official of any government within the Territory or the United States Government (including a decision not to act) or inducing such a person to use his influence to affect any such governmental act or decision in order to assist Somnus in obtaining, retaining or directing any such business in violation of the Foreign Corrupt Practices Act.

     12.  INTELLECTUAL PROPERTY
          ---------------------

          12.1  Somnus Defense. Distributor agrees that Somnus has the right to
                --------------
defend, or at its option to settle, and Somnus agrees, at its own expense, to defend or at its option to settle, any claim, suit or proceeding brought against Distributor by any third party for infringement of any patent by the Products. Somnus shall have sole control of any such action or settlement negotiations, and Somnus agrees to pay, subject to the limitations hereinafter set forth, any final judgment entered against Distributor on such issue in any such claim, suit or proceeding defended by Distributor. Distributor agrees that Somnus, at its sole option, shall be relieved of the foregoing obligations unless Distributor
(i) notifies Somnus promptly in writing of such claim, suit or proceeding; (ii) gives Somnus authority to proceed as contemplated herein; and (iii) at Somnus' expense, gives Somnus proper and full information and assistance to settle or defend any such claim, suit or proceeding for infringement of any patent. Notwithstanding the foregoing, Somnus' obligation to defend Distributor under this Section 12.1 shall not apply to any claims, suits, or proceedings to the extent they allege infringement of third party components. Somnus shall not be liable for any costs or expenses incurred without its prior written authorization. Notwithstanding the provisions of this Article 12, Somnus assumes no infringement liability for (x) combination of Products with other products not provided by Somnus, which infringement would not arise from such Products standing alone, or (y) the modification of such Products, where such infringement would not have occurred but for such modifications.

          12.2  Remedy.  Notwithstanding the foregoing, if it is adjudicatively
                ------
determined that any Product infringes, or in Somnus sole opinion, may be found to infringe a third party's patent, or if the sale or use of the Products is, as a result, enjoined, then Somnus may, at its option and expense, either: (i) procure for Distributor the right under such patent to sell or use, as appropriate, the Products; or (ii) replace the Products with other non-infringing functionally equivalent products; or (iii) modify the Products to make the Products functionally equivalent and non-infringing; or

(iv) if the use of the Products is prevented by injunction, discontinue Product sales under the Agreement and remove any Products in Distributor's inventory and refund the aggregate payments paid therefor by Distributor.

          12.3  DISCLAIMER. THE FOREGOING PROVISIONS OF THIS ARTICLE 12 STATE
                ----------
THE ENTIRE LIABILITY OF SOMNUS AND THE EXCLUSIVE REMEDY OF DISTRIBUTOR AND ITS CUSTOMERS, WITH RESPECT TO ANY ALLEGED INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS OR OTHER INTELLECTUAL PROPERTY RIGHTS BY THE PRODUCTS OR ANY PART THEREOF.

     13.  INDEMNIFICATION
          ---------------

          13.1 Indemnification of Distributor. Somnus shall indemnify, defend,
               ------------------------------
and hold harmless Distributor, and its directors, officers, employees, and agents and the successors and assigns of any of the foregoing (the "Distributor Indemnitees") from and against all claims, losses, costs, and liabilities (including, without limitation, payment of reasonable attorneys' fees and other expenses of litigation), and shall pay any damages (including settlement amounts) finally awarded with respect to claims, suits, or proceedings (any of the foregoing, a "Claim") brought by third parties against a Distributor Indemnitee, alleging bodily injury, death or property damage caused by (a) a breach by Somnus of warranties and representations, or (b) the negligence or willful misconduct of Somnus, its employees or agents, except to the extent such Claim is covered under Section 13.2 below or is caused by the negligence or willful misconduct of a Distributor Indemnitee.

          13.2  Indemnification of Somnus. Distributor shall indemnify, defend,
                -------------------------
and hold harmless Somnus, and its directors, officers, employees and agents, and the successors, and assigns of any of the foregoing (the "Somnus Indemnitees") from and against all claims, losses, costs, and liabilities (including, without limitation, payment of reasonable attorneys' fees and other expenses of litigation), and shall pay any damages (including settlement amounts) finally awarded with respect to a Claim brought by third parties against a Somnus Indemnitee, arising out of or relating to (a) Products used, sold, or otherwise distributed by Distributor, except to the extent such claim is covered under
Section 13.1 above; (b) breach of any of the representations or warranties made by Distributor hereunder, or (c) the negligence or willful misconduct of Distributor, its employees or agents.

         13.3  Indemnification Procedures. A party (the "Indemnitee") that
               --------------------------
intends to claim indemnification under this Article 13 shall promptly notify the other party (the "Indemnitor") in writing of any claim in respect of which the Indemnitee or any of its directors, officers, employees, agents, licensors, successors, or assigns intends to claim such indemnification, and the Indemnitor shall have sole control of the defense and/or settlement thereof, provided that the indemnified party may participate in any such proceeding with counsel of its choice at its own expense. The indemnity agreement in this Article 13 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 13, but the omission to so deliver written notice to the Indemnitor shall not relieve the Indemnitor of any liability that it may otherwise have to any Indemnitee than under this Article 13. The Indemnitee under this Article 13, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives and provide reasonable information in the investigation of any Claim covered by this indemnification. Notwithstanding anything to the contrary contained in this Article 13, neither party shall be liable for any costs or expenses incurred without its prior written authorization.

     14.  LIMITATION OF LIABILITY
          -----------------------

     EXCEPT FOR LIABILITY ARISING UNDER SECTION 13.1 AND ARTICLE 12, SOMNUS' LIABILITY ARISING OUT OF THIS AGREEMENT, THE TERMINATION THEREOF, AND/OR SALE OF THE PRODUCTS SHALL BE LIMITED TO THE AMOUNT PAID BY DISTRIBUTOR FOR THE PRODUCT. IN NO EVENT SHALL SOMNUS BE LIABLE TO DISTRIBUTOR FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS, LOST PROFITS, OR ANY OTHER SPECIAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY ARISING OUT OF THIS AGREEMENT WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE. THESE LIMITATIONS SHALL APPLY WHETHER OR NOT SOMNUS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.

     15.  DISPUTE RESOLUTION
          ------------------

          15.1 Disputes. If Somnus and Distributor are unable to resolve any
               --------
dispute between them, either Somnus or Distributor may, by written notice to the other, have such dispute referred to the chief executive officers (or equivalent) of Somnus and Distributor, for attempted resolution by good faith negotiations within thirty (30) days after such notice is received. Unless otherwise mutually agreed, the negotiations between the designated officers shall be conducted by telephone, within ten (10) days, and at times within the period stated above as offered by the designated officers of Somnus to the designated officer of Distributor for consideration.

          15.2  Arbitration. Any dispute, controversy or claim arising out of or
                -----------
relating to the validity, construction, enforceability or performance of this Agreement, including disputes relating to alleged breach or to termination of this Agreement, shall be settled by final, binding arbitration in the manner described in this Section 15.2. The arbitration shall be conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association then in effect ("Rules"). Notwithstanding those Rules, the following provisions shall apply to arbitration hereunder:

               1.  Arbitrators. The arbitration shall be conducted by a panel of
                   -----------
three (3) arbitrators ("the Panel"). Each party shall have the right to appoint one (1) member of the Panel, with the third member to be mutually agreed by the two (2) Panel members appointed by the parties or appointed in accordance with the rules of the American Arbitration Association. The arbitrators shall be persons in the medical device industry with experience in the matters in dispute.

     2.  Proceedings.  The parties and the arbitrators shall use their best
         -----------
efforts to complete the arbitration within one (1) year after the appointment of the Panel under Section 15.2.1 above, unless a party can demonstrate to the Panel that the complexity of the issues or dispute other reasons warrant the extension of the time table. In such case, the Panel may extend such time table as reasonably required. Notwithstanding the foregoing, any arbitration of whether a payment is due under Article 3 above shall be completed and a decision reached within thirty (30) days after the appointment of the Panel. The Panel shall, in rendering its decision, apply the substantive law of the State of California, without regard to its conflict of laws provisions, except that the interpretation of and enforcement of this Article 15 shall be governed by the U.S. Federal Arbitration Act. The proceeding shall take place in the city of San Francisco, California. The fees of the Panel shall be paid by the losing party which party shall be designated by the Panel. If the Panel is unable to designate a losing party, it shall so state and the fees shall be shared equally between the parties.

     16.  MISCELLANEOUS PROVISIONS
          ------------------------

          16.1 Independent Contractors. The relationship of Somnus and
               -----------------------
Distributor established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct or control the day-to-day activities of the other,
(ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participates in a joint or common undertaking, or (iii) allow a party to create or assume any obligation on behalf of the other party for any purpose whatsoever.

          16.2  Notices. Any notice required or permitted by this Agreement
                -------
shall be in writing and shall be sent by prepaid registered or certified mail, return receipt requested, internationally-recognized courier or personal delivery, addressed to the other party at the address shown at the beginning of this Agreement or at such other address for which such party gives notice hereunder. Such notice shall be deemed to have been given when delivered:

                If to Somnus:        Stuart D. Edwards
                                     Somnus Medical Technologies, Inc.
                                     285 North Wolfe Road
                                     Sunnyvale, California 94086
                                     United States of America

                If to Distributor:   Robert Wehkamp
                                     Carl Zeis Canada
                                     45 Valleybrook Drive
                                     Ontario M3B3S6
                                     Canada

          16.3 Force Majeure. Nonperformance of any party hereto (except for
               -------------
payment obligations) shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, delay or failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the gross negligence or willful misconduct of the nonperforming party.

          16.4  Assignment. This Agreement shall not be assignable by either
                ----------
party to any third party hereto without the written consent of the other party hereto, except that either party will assign this Agreement without the other party's consent to an entity that acquires all or substantially all of the business or assets of the assigning party pertaining to the subject matter hereof, in each case whether by merger, acquisition, or otherwise.

          16.5  No Implied Waivers; Rights Cumulative. No failure on the part of
                -------------------------------------
Somnus or Distributor to exercise and no delay in exercising any right under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, nor shall any partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

          16.6  Partial Invalidity. If any provision of this Agreement is held
                ------------------
to be invalid by a court of competent jurisdiction, then the remaining provisions shall remain, nevertheless, in full force and effect. The parties agree to renegotiate in good faith any term held invalid and to be bound by the mutually agreed substitute provision in order to give the most approximate effect intended by the parties.

          16.7  No Implied Licenses. Except as expressly provided herein, no
                -------------------
party hereto grants to any other party hereto any rights or licenses under such party's patent rights, trade secrets or other intellectual property rights.

          16.8  Language. This Agreement is in the English language, which
                --------
language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

          16.9  Counterparts. This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          16.10  Entire Agreement. This Agreement, including the Exhibits
                 ----------------
attached hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral, between Somnus and Distributor with respect to such subject matter. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by the duly authorized representatives of both parties.

     IN WITNESS WHEREOF, the undersigned are duly authorized to execute this Agreement on behalf of Somnus and Distributor as applicable effective as of the Effective Date.

Somnus Medical Technologies, Inc.      Carl Zeis Canada
("Somnus")                             ("Distributor")

By: /s/ Stuart D. Edwards              By:    /s/ R. Wehkamp
   ------------------------------         --------------------------------

Print Name: Stuart D. Edwards          Print Name: R. Wehkamp
            ---------------------                 ------------------------

Title: President and CEO               Title:  Sales Manager
       --------------------------            -----------------------------

Date:                                   Date: NOV. 20 1998
     ----------------------------            -----------------------------

                                   Exhibit A
                                   ---------

                                 HOUSE ACCOUNTS

     None

                                   Exhibit B
                                   ---------

                                    PRODUCTS

     Model 1010

     Reusable Cable - 2 (RC-2)

     Model 1100

     Reusable Cable - 1 (RC- 1)

     Model S2

     Associated Accessories

                                   Exhibit C
                                   ---------

                                   TERRITORY

     Canada

                                   Exhibit D
                                   ---------

                            TRANSFER AND LIST PRICES

------------------------------------------------------------------------------------------------------------
             PRODUCT                          TRANSFER PRICE                          LIST PRICE
------------------------------------------------------------------------------------------------------------
Model 1010 (min. quantity of 5                [*]                                   [*]
 boxes per order)
------------------------------------------------------------------------------------------------------------
Reusable Cable - 2 (RC-2)                     [*]                                   [*]
------------------------------------------------------------------------------------------------------------
Model 1110 (min. quantity of 5                [*]                                   [*]
 boxes per order)
------------------------------------------------------------------------------------------------------------
Reusable Cable - 1 (RC-1)                     [*]                                   [*]
------------------------------------------------------------------------------------------------------------
Model S2                                      [*]                                   [*]
------------------------------------------------------------------------------------------------------------


[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   Exhibit E
                                   ---------

                             INITIAL STOCKING ORDER


-------------------------------------------------------------------------------
Year 1          [*] System Sales per Quarter; [*] System Sales for the Year
-------------------------------------------------------------------------------


[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   Exhibit F
                                   ---------

                        MINIMUM PERFORMANCE REQUIREMENTS


-------------------------------------------------------------------------------
Year 1               [*] System Sales per Quarter; [*] System Sales for the Year
-------------------------------------------------------------------------------
Year 2               To Be Determined
-------------------------------------------------------------------------------
Year 3               To Be Determined
-------------------------------------------------------------------------------


[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   Exhibit G
                                   ---------

                                     MARKS

Somnus and the Somnus Medical Technologies, Inc. logo are trademarks of Somnus Medical Technologies, Inc.

Somnoplasty is a servicemark of Somnus Medical Technologies, Inc.

"Sound sleep without the sound" is a trademark of Somnus Medical Technologies, Inc.